As filed with the Securities and Exchange Commission on August 1, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCIELE PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	58-2004779
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

5 Concourse Parkway, Suite 1800

Atlanta, Georgia 30328

(Address of Principal Executive Offices)

SCIELE PHARMA, INC. 2007 STOCK INCENTIVE PLAN

(Full title of the plan)

Copies of all communications to:
Darrell Borne
Executive Vice President and Chief Financial Officer	W. Tinley Anderson, III, Esq.
Sciele Pharma, Inc.	Paul, Hastings, Janofsky & Walker LLP
5 Concourse Parkway, Suite 1800	600 Peachtree St., N.E., Suite 2400
Atlanta, GA 30328	Atlanta, GA 30308
(Name and address of agent for service)	Telephone: 404-815-2400

(770) 442-9707
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

Common Stock, $.001 par value	2,200,000 shares(2)	$23.33	$51,326,000	$1,575.71

(1)  In accordance with Rule 457(h)(1), the price of the securities has been estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, and the price listed is the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on July 25, 2007 (a date within 5 business days prior to the date of filing this Registration Statement).

(2)  Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers participation interests associated with the plan and an indeterminate number of additional shares of the Registrant’s Common Stock with respect to the shares registered hereunder in the event of a stock split, stock dividend or similar transaction.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants of the Sciele Pharma, Inc. 2007 Stock Incentive Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the Note to Part I of Form S-8, such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

information required in the registration statement

Item 3.  Incorporation By Reference.

The following documents are hereby incorporated into this Registration Statement and made a part hereof by this reference::

1.  The Registrant’s Quarterly  Report on Form 10-Q for the fiscal quarter  ended March 31,  2007, as filed with the Commission April  27, 2007;

2.  The Registrant’s Quarterly  Report on Form 10-Q for the fiscal quarter  ended June 30,  2007, as filed with the Commission July 30, 2007;

3.  The Registrant’s Proxy Statement  on Form DEF14A as filed with the Commission on March 13, 2007;

4.  The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Commission on February 27, 2007.

5.  The Registrant’s Current Reports on Form 8-K, as filed with the Commission on July 19, 2007; July 19, 2007; June 20, 2007; June 15, 2007; June 15, 2007; June 13, 2007; May 17, 2007; May 17, 2007; May 17, 2007; May 9, 2007; May 8, 2007; April 27, 2007; April 26, 2007; April 19, 2007; February 22, 2007; February 8, 2007; and January 10, 2007;

6.  The description of the Registrant’s Common Stock contained in Registrant’s Registration Statement on Form 8-A as filed with the Commission on March 27, 2000, pursuant to Section 12 of the Exchange Act, and any further amendment or report filed thereafter for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission.

You may contact the Registrant to request copies of these filings as follows:

Sciele Pharma, Inc.

Attn: Corporate Secretary

5 Concourse Parkway, Suite 1800

Atlanta,  Georgia 30328

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Our restated certificate of incorporation provides generally for indemnification of our officers and directors to the fullest extent authorized by the General Corporation Law of the State of Delaware (“DGCL”). Pursuant to Section 145 of the DGCL, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the corporation, however, indemnification is not available if such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless the court determines that indemnification is appropriate. In addition, the corporation has the power to purchase and maintain insurance for such person. The statute also expressly provides that the power to indemnify that it authorizes is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

As permitted by Section 102 of the DGCL, our stockholders have approved and incorporated provisions into our restated certificate of incorporation eliminating a director’s personal liability for monetary damages to us and our stockholders arising from a breach of a director’s fiduciary duty, except for Section 174 of the DGCL or liability for any breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or for any transaction in which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of Sciele Pharma, Inc. pursuant to the foregoing provisions, or otherwise, Sciele Pharma, Inc.  has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Sciele Pharma, Inc.  of expenses incurred or paid by a director, officer or controlling person of Sciele Pharma, Inc.  in the successful defense of any action, suit or proceeding)

is asserted by such director, officer or controlling person in connection with the securities being registered, Sciele Pharma, Inc.  will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

4.1	Sciele Pharma, Inc. 2007 Stock Incentive Plan, which is incorporated herein by reference.

4.2	Form of Stock Option Award Agreement under the Sciele Pharma, Inc. 2007 Stock Incentive Plan, which is incorporated herein by reference.

4.3	Form of Stock Appreciation Rights Award Agreement under the Sciele Pharma, Inc. 2007 Stock Incentive Plan, which is incorporated herein by reference.

4.4	Form of Restricted Share Unit Award Agreement under the Sciele Pharma, Inc. 2007 Stock Incentive Plan, which is incorporated herein by reference.

4.5	Form of Deferral Election Agreement for Deferred Share Units under the Sciele Pharma, Inc. 2007 Stock Incentive Plan, which is incorporated herein by reference.

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP regarding the legality of the securities being registered hereunder.

23.1	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1)

23.2	Consent of BDO Seidman, LLP, independent registered public accountants

23.3	Consent of Deloitte & Touche, LLP, independent registered public accountants

24	Power of Attorney (included on the Signature Page).

Item 9.  Undertakings

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                             To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i)and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424 (b) of this chapter) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 239.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (17 CFR 249.220f) at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§ 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§ 230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424 (b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on
August 1, 2007.

SCIELE PHARMA, INC.

By:	/s/ Patrick P. Fourteau
Patrick P. Fourteau
Chief Executive Officer, President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick P. Fourteau and Darrell Borne, and each of them singly, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities (including such person’s capacity as a director and/or officer of Sciele Pharma, Inc.), to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Patrick P. Fourteau	Chief Executive Officer, President and Director	August 1, 2007
Patrick P. Fourteau

/s/ Darrell Borne	Executive Vice President, Chief Financial Officer, Secretary and Treasurer	August 1, 2007
Darrell Borne

/s/ Pierre Lapalme	Chairman of the Board	August 1, 2007
Pierre Lapalme

/s/ Jerry N. Ellis	Director	August 1, 2007
Jerry N. Ellis

/s/ William J. Robinson	Director	August 1, 2007
William J. Robinson

/s/ Jon S. Saxe	Director	August 1, 2007
Jon S. Saxe

/s/ Patrick Zenner	Director	August 1, 2007
Patrick J. Zenner

/s/ Dr. Jerry C. Griffin	Director	August 1, 2007
Dr. Jerry C. Griffin

INDEX TO EXHIBITS

4.1	Sciele Pharma, Inc. 2007 Stock Incentive Plan, which is incorporated herein by reference.

4.2	Form of Stock Option Award Agreement under the Sciele Pharma, Inc. 2007 Stock Incentive Plan, which is incorporated herein by reference.

4.3	Form of Stock Appreciation Rights Award Agreement under the Sciele Pharma, Inc. 2007 Stock Incentive Plan, which is incorporated herein by reference.

4.4	Form of Restricted Share Units Award Agreement under the Sciele Pharma, Inc. 2007 Stock Incentive Plan, which is incorporated herein by reference.

4.5	Form of Deferral Election Agreement for Deferred Share Units under the Sciele Pharma, Inc. 2007 Stock Incentive Plan, which is incorporated herein by reference.

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP regarding the legality of the securities being registered hereunder.

23.1	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1).

23.2	Consent of BDO Seidman, LLP, independent registered public accountants.

23.3	Consent of Deloitte & Touche, LLP, independent registered public accountants.

24	Power of Attorney (included on the Signature Page).